UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 25, 2005

B2DIGITAL, INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	0-11882	84-0916299
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1030 S. Mesa Dr., Mesa, AZ	85210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 281-2571

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

The Registrant issued Coast Communications 440,000 000 shares of common stock in return for the retirement of a Debt in the amount of $400,000 plus Interest. The Registrant originally issued the promissory note for the purchase of Hotel Movie Network.
The settlement agreement between the Registrant and Coast Communication is attached as an exhibit to this Current Report. The amount of consideration for the shares of common stock of the Registrant pursuant to the agreement was determined following negotiations between the Registrant and Coast Communications and is set forth in the agreement executed between the parties.

The Registrant's board of directors determined that the terms of the transaction with Coast Communications were reasonable. The Registrant's board did not seek a third party fairness opinion or any valuation or appraisal of the terms of the transaction.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

The following exhibit is filed herewith:

EXHIBIT NO.             IDENTIFICATION OF EXHIBIT

Exhibit 16.1                  Settlement Agreement between the Registrant and coast communications dated September 12 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 24, 2005

Registrant: B2Digital, Incorporated

By: /s/ Robert C. Russell
Name: Robert C. Russell
Title: Chairman of the Board

EXHIBIT INDEX

Number	Exhibit Description

16.1	Settlement Agreement between the Registrant and coast communications dated September 12 2005